Exhibit 10.1

Guarantee

May 21, 2015

This Guarantee (this “Guarantee”) is made and entered into this 21st day of May 2015 by NRD Partners I, L.P. (the “Guarantor”), in favor and for the benefit of Frisch’s Restaurants Inc., an Ohio corporation (the “Company”). Capitalized terms used in this Guarantee but not otherwise defined herein have the respective meanings given to such terms in that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Company, FRI Holding Company, LLC (“Parent”), and FRI Merger Sub, LLC, an Ohio corporation (“Merger Sub”).

1.	Guarantee; Obligations. To induce the Company to enter into the Merger Agreement, pursuant to which, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company as the Surviving Corporation, the Guarantor absolutely, unconditionally, and irrevocably guarantees to the Company, pursuant to the terms and subject to the conditions herein, (i) the due, punctual and complete payment and performance of the payment and performance obligations of Parent and Merger Sub, and (ii) the accuracy and reliability of the representations and warranties of the Parent and the Merger Sub as set forth in the Merger Agreement (the Guarantor’s “Obligations”). All payments by Guarantor hereunder shall be made in immediately available United States funds.

2.	Unconditional Guarantee. This is an unconditional guarantee of payment and performance and not of collectability, and one or more separate actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions, provided that Guarantor shall have the right to assert defenses that Parent or Merger Sub may have under the terms of the Merger Agreement, or as a result of a breach of the Merger Agreement by Company, other than any such defense arising out of, due to, or as a result of, the insolvency or bankruptcy of Parent or Merger Sub. The Company shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. If any payment by Parent or Merger Sub of the Obligations is rescinded or must otherwise be returned for any reason whatsoever (other than pursuant to the terms of the Merger Agreement or due to a breach of the Merger Agreement by the Company), the Guarantor shall remain liable hereunder with respect to the Obligations.

3.	Changes in Obligations; Certain Waivers.

a.	The Guarantor agrees that the Company may, at any time and from time to time, without notice to or further consent of the Guarantor, make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge, or release of any of the Obligations, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and Parent or Merger Sub without in any way impairing or affecting this Guarantee; provided, however, that nothing contained in this Guarantee is intended to modify or supersede the Merger Agreement. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub with respect to the Obligations; (ii) any agreement with Parent or Merger Sub with respect to (a) any change in the time, place or manner of payment of any of the Obligations, or (b) any other agreement evidencing, securing, or otherwise executed in connection with any of the Obligations; (iii) any change in the corporate existence, structure or ownership of Parent or Merger Sub; (v) any insolvency, bankruptcy, reorganization, or other similar proceeding affecting Parent or Merger Sub; (vi) the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent or Merger Sub, whether in connection with the Merger Agreement, the Obligations, or otherwise; or (vi) the adequacy of any other means the Company may have of obtaining payment of any of the Obligations.

b.	Additionally, the Guarantor waives (i) all defenses of promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and any and all other notices of any kind (except for notices required to be provided to Parent and Merger Sub under the Merger Agreement), (ii) all defenses that may be available by virtue of any valuation, stay, moratorium law, or other similar law now or hereafter in effect, (iii) any right to require the marshalling of assets of Parent or Merger Sub with respect to any of the Obligations, and (iv) all suretyship defenses generally (whether at law or in equity). However, notwithstanding anything to the contrary in this Guarantee or otherwise, the Company hereby agrees that the Guarantor does not waive, and has the right to (i) assert any defense that Parent or Merger Sub could assert under the terms of the Merger Agreement, or that Guarantor could assert based on breach by the Company of this Guarantee, and (ii) release or discharge any claim, set-off, deduction, defense or release available to Parent or Merger Sub under the terms of the Merger Agreement, or available to Guarantor under the terms of this Guarantee. The Guarantor acknowledges that, as an Affiliate of Parent and Merger Sub, it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits and after the advice of counsel.

4.	No Waiver; Cumulative Rights. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, Parent or Merger Sub prior to proceeding against Guarantor.

5.	Representations and Warranties. The Guarantor hereby represents and warrants to the Company that:

a.	The Guarantor has full power and authority to execute and deliver this Guarantee and to pay and perform the Obligations;

b.	the execution, delivery and performance of this Guarantee have been duly authorized by all necessary partnership action and do not contravene any provision of the Guarantor’s partnership agreement, or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on the Guarantor or its assets;

c.	all consents, approvals, authorizations, permits of, or filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made, and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee; and

d.	this Guarantee constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

6.	Assignment. The Guarantor may not assign or delegate, as applicable, its rights, interests, or obligations hereunder to any other person (whether by operation of law or otherwise) without the prior written consent of the Company; provided, however, that the Guarantor may assign all or a portion of its obligations with respect to the Guaranteed Obligations under this Guarantee to one or more of its Affiliates or to an entity managed or advised by an Affiliate of the Guarantor, it being understood that any such assignment shall not, in any event, relieve the Guarantor any of its obligations under this Guarantee. The rights of the Company under this Guarantee may not be assigned without the prior written consent of Guarantor; provided, however, that, following the Effective Time, the rights of the Company under this Guarantee may not be assigned without the written consent of a majority of the individuals who were serving as directors of the Company immediately prior to the Effective Time.

7.	Notices. All notices, requests and other communications given or made pursuant to this Guarantee shall be in writing (including facsimile transmission) and shall be given as follows:

a.	If to Guarantor:

NRD Partners I, L.P.

4170 Ashford Dunwoody Road, Suite #390

Atlanta, GA 30319

Attention: Aziz Hashim

Copy to:

Cheng Cohen LLC

311 North Aberdeen Street

Suite 400

Chicago, Illinois 60607

Attention: Amy Cheng

b.	If to the Company, to:

Frisch’s Restaurants, Inc.

2800 Gilbert Avenue

Cincinnati, Ohio 45206

Attention: Craig F. Maier

Copy to:

Cummins & Brown LLC

312 Walnut Street

Suite 1000

Cincinnati, Ohio 45202

Attention: James R. Cummins

or to such other address or facsimile number as the party entitled to receive such notice may hereafter specify for the purpose. All such notices, requests and other communications shall be deemed received (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt of transmission by facsimile transmission, or (c) on the date of confirmation of receipt if delivered by an internationally recognized courier service.

8.	Termination. This Guarantee shall terminate as of the earlier of (a) the termination of the Merger Agreement by Parent or Merger Sub, in accordance with its terms, (b) the termination of the Merger Agreement by the Company under Section 7.1(e) of the Merger Agreement, (c) the termination by Company of the Merger Agreement under any terms other than Section 7.1(e) of the Merger Agreement, and in such case, the payment in full of any Obligations by Parent, Merger Sub and/or the Guarantor, or (d) after the Effective Time, upon the deposit of the Merger Consideration in the Exchange Fund (the “Termination Time”). This Guarantee shall remain in full force and effect and shall be binding on the Guarantor and its successors and assigns with respect to each Obligation until such Termination Time, and none of Guarantor, Parent, Merger Sub or the Surviving Corporation shall have any obligations hereunder following the Termination Time.

9.	Governing Law. This Guarantee shall be governed by, construed, and enforced in accordance with the laws of the State of Ohio applicable to contracts executed in and to be performed in that State, without giving effect to the conflict or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction. All actions arising out of or relating to this Guarantee shall be heard and determined exclusively in the state and federal courts located in the State of Ohio, County of Hamilton. Each of the Guarantor and the Company hereby (a) irrevocably submits to the exclusive jurisdiction of any of these courts sitting in the State of Ohio (and of the appellate courts therefrom) for the purpose of any action arising out of or relating to this Guarantee, and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Guarantee or the transactions contemplated hereby may not be enforced in or by the above-named courts.

10.	Waiver of Jury Trial. EACH OF THE GUARANTOR AND THE COMPANY HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE GUARANTOR AND THE COMPANY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE OTHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTY TO THE WAIVER OF SUCH PARTY’S RIGHT TO TRIAL BY JURY.

11.	Counterparts. This Guarantee may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one instrument, and by facsimile or electronic transmission (including by .pdf).

12.	Entire Agreement. This Guarantee and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective affiliates, on the one hand, and the Company or any of its affiliates on the other hand, with respect to such subject matter only.

13.	Amendment. This Guarantee may not be amended except by an instrument in writing signed by the parties hereto.

14.	Severability. If any term or other provision of this Guarantee is invalid, illegal or incapable of being enforced by rule of law, or public policy, all other conditions and provisions of this Guarantee shall nevertheless remain in full force and effect.

15.	No Subrogation. Unless and until all of the Obligations, shall have been terminated or satisfied, the Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that it may now have or hereafter acquire against one or both of Parent and Merger Sub that arise from the existence, payment, performance, or enforcement of the Obligations, including (i) any right of subrogation, reimbursement, exoneration, contribution or indemnification, (ii) any right to participate in any claim or remedy of the Company against one or both of Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract or any applicable law, and (iii) the Company’s right to take or receive from one or both of Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations, shall have been terminated or satisfied. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations, such amount shall be received and held in trust for the benefit of the Company, and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, whether matured or unmatured.

16.	Release of Guarantor. Notwithstanding anything to the contrary contained in this Guarantee, the Company hereby agrees that to the extent Parent and Merger Sub are relieved of any of their obligations under the Merger Agreement, Guarantor shall be similarly relieved of its corresponding Obligations under this Guarantee.

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IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to the Company as of the date first above written.

NRD PARTNERS I, L.P.

By: NRD Partners I GP, LLC, its General Partner

Sign:	/s/ Aziz Hashim

Name: Aziz Hashim

Title: Managing Member

Acknowledged and Agreed by:

FRISCH’S RESTAURANTS, INC.

Sign:	/s/ Craig F. Maier

Name: Craig F. Maier

Title: President & Chief Executive Officer

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